EXHIBIT 99.1

December 20, 2007

Advanced Biotherapy, Inc. Announces Material Transactions

“FOR IMMEDIATE RELEASE”

CHICAGO -- Advanced Biotherapy, Inc. (OTCBB: ADVB) announced today that, because it believes organic dairy products are a dynamic growth industry, it has made an investment in Organic Farm Marketing, LLC (“OFM”), a Wisconsin limited liability company, which distributes dairy products.

The Company acquired from OFM a convertible note through a loan to OFM of $800,000 (the “Working Capital Loan”), of which $293,750 was used by OFM to repurchase the membership interest of one of its two members, and the balance will be used for working capital. The OFM convertible note (“Convertible Note”) bears interest at the rate of 10% per annum, payable quarterly in arrears commencing on January 17, 2008, and continuing on each April 17, July 17, October 17 and January 17 thereafter, with a maturity date on May 17, 2009. The Company may elect at any time after June 18, 2008, to convert the Convertible Note into units of OFM at the conversion price of $10.00 per unit. The Company expects that the Working Capital Loan will be recognized by the Company as a note receivable on its financial statements.

In addition, the Company agreed to arrange for The Northern Trust Company of Chicago, Illinois (“Bank”) to issue a $1.0 million irrevocable letter of credit (“Letter of Credit”) for the benefit of the Wisconsin Department of Agriculture, Trade and Consumer Protection (“Wisconsin Department”), the designee of OFM. The Letter of Credit is expected to enable OFM to distribute certain dairy products in Wisconsin. As collateral for repayment of funds advanced under the Letter of Credit, the Company granted the Bank a security interest in a certificate of deposit account maintained by the Company at the Bank. OFM’s obligations to reimburse the Company for payments, if any, made to the Bank are evidenced by a promissory note (“OFM Note”) and a reimbursement agreement secured by OFM’s personal property and all proceeds thereof pursuant to a security agreement. OFM further agreed to pay the Company a cash fee of $50,000 and issue to the Company 5,000 units of OFM as payment for the Company’s obtaining the Letter of Credit. So long as the Company holds the Convertible Note or the underlying OFM units, the Company will have the right to appoint one director on the board of directors of OFM. The closing of the Working Capital Loan, the OFM Note and the related transactions occurred as of December 18, 2007 (“OFM Transaction”).

Concurrently with the OFM Transaction, and to provide capital to the Company, Richard P. Kiphart, Chairman of the Board of Directors of the Company, invested $2.0 million in the Company (“New Capital”) to purchase an aggregate of 181,818,182 shares of Company common stock, at $0.011 per share. In addition to providing funds for the Working Capital Loan, the New Capital will provide capital in the event the Company is obligated to reimburse the Bank and will generate interest income for future Company operations.

Prior to the Company entering into the OFM Transaction, Mr. Kiphart made loans to OFM totaling approximately $1.625 million, which loans also are evidenced by convertible notes. Mr. Kiphart has agreed that the Company’s OFM Note will rank senior to Mr. Kiphart’s OFM convertible notes, and the Company’s OFM Convertible Note will rank on the same priority as Mr. Kiphart’s OFM convertible notes, although his loans to OFM pre-date the Company’s.

According to information provided by OFM to the Company, OFM offers consumers two principal brands in value-added dairy: Grass Point Farms’ pasture-based dairy products and Wisconsin Organics’ certified organic dairy products. OFM-branded products are produced and created with a strong commitment to family farms, human and animal health, rural economic development, humane animal treatment and low environmental impact practices. The information about OFM regarding its business policies and mission has not been independently verified by the Company.

About Advanced Biotherapy, Inc.

The Company’s business plan for 2007 principally focused on the acquisition of a control or non-control position in a revenue-generating company through investment in equity or convertible debt or an asset acquisition. The Company currently is a development stage biotechnology company holding patents based upon its anticytokine therapy strategy for treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions. The Company is headquartered in Chicago, Illinois, and its stock is traded on the OTC Bulletin Board under the symbol ADVB.

Forward-Looking Statements

Statements made in this news release, other than statements of historical fact, are forward-looking statements relating to among other matters, the OFM Transaction, and our future performance, our business and future events. All statements in this news release other than statements of historical facts are forward-looking statements, and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as “anticipate,” “could,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “may,” “will,” “assume,” and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. These risks and uncertainties that may affect the Company and its results or expectations are referenced in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and as may be described in the Company’s subsequent SEC filings. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Except as required under federal securities laws and the rules and regulations of the SEC, we do not intend to update publicly any forward-looking statements to reflect actual results or changes in other factors affecting such forward-looking statements.

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Contact:
Advanced Biotherapy, Inc.
Christopher W. Capps - (312) 427-1912